Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “COLDWATER CREEK INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIRST DAY OF MARCH, A.D. 1996, AT 1 O’CLOCK P.M.

CERTIFICATE OF AGREEMENT OF MERGER, FILED THE SEVENTEENTH DAY OF APRIL, A.D. 1996, AT 9 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF AUGUST, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2004, AT 4:34 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JUNE, A.D. 2006, AT 6:57 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “COLDWATER CREEK INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2585264 8100H	AUTHENTICATION: 9108049

111124189	DATE: 10-21-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 03/01/1996 960061086 – 2585264

CERTIFICATE OF INCORPORATION
OF
COLDWATER CREEK INC.

FIRST. The name of the corporation is Coldwater Creek Inc. (the “Corporation”).

SECOND.  The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.                            (a)      The Corporation is authorized to issue 16,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	15,000,000	$0.01
Preferred Stock	1,000,000	$0.01
TOTAL:	16,000,000

(b)      The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and

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to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of two-thirds of the total number of Directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

SIXTH.              (a)                                             Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

(b)                                      Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, or by the Chairman, the Vice Chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 nor more than 60 days’ written notice. The request shall be sent to the Chairman, Vice Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

(c)                                       Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

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SEVENTH.       (a)                                               The number of Directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to this Article SEVENTH.

(b)                                      The Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1999, each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998, and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1997. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c)                                       In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his early resignation, removal from office or death, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equally as possible.

(d)                                      Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(e)                                       Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

EIGHTH.          (a)                                         1.                                            In addition to any affirmative vote required by law, any Business Combination (as hereinafter defined) shall require the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class (for purposes of this Article EIGHTH, the “Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

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2.                                            The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

(A)                         any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

(B)                           any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than 5% of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(C)                           the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than 5% of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(D)                          the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(E)                            any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

(b)                                      The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall

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require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

(c)                                       For the purposes of this Article EIGHTH:

1.                                            A “person” shall mean any individual, firm, corporation or other entity.

2.                                            “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

(A)                         is or was, at any time within two years prior thereto, the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares, or

(B)                           is an Affiliate or Associate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares, or

(C)                           is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3.                                            A “person” shall be the “beneficial owner” of any Voting Shares

(A)                         which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

(B)                           which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

(C)                           which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or

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Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

4.                                            The outstanding Voting Shares shall include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

5.                                            “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the “Exchange Act”).

6.                                            “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d)                                      A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c), or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than 5% of the total assets of the Corporation.

(e)                                       Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f)                                         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

NINTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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TENTH. The name and mailing address of the incorporator is Tomas C. Tovar, Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, California 94105.

ELEVENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of March 1996.

/s/ Tomas C. Tovar
Tomas C. Tovar, Incorporator

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/17/1996 960110530 – 2585264

AGREEMENT AND PLAN OF MERGER
OF
COLDWATER CREEK INC.,
A DELAWARE CORPORATION,
AND
COLDWATER CREEK INC.,
AN IDAHO CORPORATION

THIS AGREEMENT AND PLAN OF MERGER dated as of March 26, 1996 (the “Merger Agreement”) is between Coldwater Creek Inc., a Delaware corporation (“Coldwater-Delaware ”), and Coldwater Creek Inc., an Idaho corporation (“Coldwater-Idaho”). Coldwater-Delaware and Coldwater-Idaho are sometimes referred to herein as the “Constituent Corporations.”

R E C I T A L S

A.                                   Coldwater-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 16,000,000 shares, 15,000,000 of which are designated Common Stock, $.01 par value per share, and 1,000,000 of which are designated Preferred Stock, $.01 par value per share. As of the date of this Merger Agreement, 100 shares of Coldwater-Delaware Common Stock were issued and outstanding, all of which were held by Dennis C. Pence and Ann Pence. No shares of Coldwater-Delaware Preferred Stock were outstanding.

B.                                     Coldwater-Idaho is a corporation duly organized and existing under the laws of the State of Idaho and has an authorized capital of 100,000 shares, all of which are designated Common Stock, $1.00 par value. As of the date of this Merger Agreement, 31,000 shares of Coldwater-Idaho Common Stock were issued and outstanding, all of which were held by Dennis C. Pence and Ann Pence.

C.                                     The Board of Directors of Coldwater-Idaho has determined that, for the purpose of effecting the reincorporation of Coldwater-Idaho in the State of Delaware, it is advisable and in the best interests of Coldwater-Idaho that Coldwater-Idaho merge with and into Coldwater-Delaware upon the terms and conditions herein provided.

E.                                      The respective Boards of Directors of Coldwater-Delaware and Coldwater-Idaho have approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

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NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Coldwater-Delaware and Coldwater-Idaho hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1                                 Merger. In accordance with the provisions of this Merger Agreement, the Delaware General Corporation Law and the Idaho Business Corporation Act, Coldwater-Idaho shall be merged with and into Coldwater-Delaware (the “Merger”), the separate existence of Coldwater-Idaho shall cease and Coldwater-Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be “Coldwater Creek Inc.”

1.2                                 Filing and Effectiveness. The Merger shall not become effective until the following actions shall be completed:

(a)               This Merger Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Idaho Business Corporation Act;

(b)              All of the conditions precedent to the consummation of the Merger specified in this Merger Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c)             An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(d)              An executed Articles of Merger meeting the requirements of the Idaho Business Corporation Act shall have been filed with the State of Idaho, Department of State.

The merger shall become effective as of the date and time when executed Articles of Merger meeting the requirements of the Idaho Business Corporation Act shall have been filed with the State of Idaho, Department of State, and when an executed copy of this Merger Agreement with a certification by the Secretary of Coldwater-Delaware as to the approval by the stockholders of Coldwater-Delaware, meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

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1.3                                 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Coldwater-Idaho shall cease and Coldwater-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, property, rights, privileges, immunities, powers, interests, franchises and authority as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Coldwater-Idaho’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, property, rights, privileges, immunities, powers, interests, franchises and authority of Coldwater-Idaho in the manner more fully set forth in the Idaho Business Corporation Act and the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Coldwater-Idaho in the same manner as if Coldwater-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Idaho Business Corporation Act.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1                                 Certificate of Incorporation. The Certificate of Incorporation of Coldwater-Delaware, as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2                                 Bylaws. The Bylaws of Coldwater-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3                                 Directors and Officers. The directors and officers of Coldwater-Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER AND BASIS OF CONVERSION OF STOCK

3.1                                 Coldwater-Idaho Common Shares. Upon the Effective Date of the Merger, each share of Coldwater-Idaho Common Stock, $1.00 par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person be converted into and exchanged for 139.7849677 fully paid and nonassessable shares of

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Common Stock, $.01 par value, of the Surviving Corporation. Such number of shares of Common Stock shall be rounded up to the nearest whole number and no fractional shares shall be issued.

3.2                                 Coldwater-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Coldwater-Delaware Common Stock, $.01 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Coldwater-Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

3.3                                 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Coldwater-Idaho Common Stock may, at such stockholder’s option, surrender the same for cancellation to Coldwater-Delaware, Attention: Corporate Secretary, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Coldwater-Idaho Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation’s Common Stock into which such shares of Coldwater-Idaho Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Coldwater-Idaho so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of Coldwater-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such now certificate in

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a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Coldwater-Delaware that such tax has been paid or is not payable.

IV. GENERAL

4.1                                 Covenants of Coldwater-Delaware. Coldwater-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a)                                  Qualify to do business as a foreign corporation in the State of Idaho and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 30-1-77 of the Idaho Business Corporation Act;

(b)                                 File any and all documents with the State of Idaho necessary for the assumption by Coldwater-Delaware of all of the franchise tax liabilities of Coldwater-Idaho; and

(c)                                  Take such other actions as may be required by the Idaho Business Corporation Act.

4.2                                 Further Assurances. From time to time, as and when required by Coldwater-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Coldwater-Idaho such deeds, acknowledgements and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Coldwater-Delaware the title to and possession of all the assets, property, rights, privileges, immunities, powers, interests, franchises and authority of Coldwater-Idaho and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Coldwater-Delaware are fully authorized in the name and on behalf of Coldwater-Idaho or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3                                 Abandonment. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Coldwater-Idaho or of Coldwater-Delaware, or of both, notwithstanding the approval of this Merger Agreement by the stockholders of Coldwater-Idaho or by the stockholders of Coldwater-Delaware, or by both.

4.4                                 Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the Effective Date of the Merger, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of either Constituent Corporation shall not: (1)

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alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

4.5                                 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle and the registered agent of the Surviving Corporation at such address is The Prentice-Hall Corporation System, Inc.

4.6                                 Agreement. Executed copies of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at One Coldwater Creek Drive, Sandpoint, Idaho 83864, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7                                 Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Idaho Business Corporation Act.

4.8                                 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Merger Agreement, having first been approved by the resolutions of the Boards of Directors of Coldwater-Delaware and Coldwater-Idaho, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

Coldwater Creek Inc.,
a Delaware corporation

	By:	/s/ Dennis C. Pence
Dennis C. Pence
President and Chief Executive Officer

ATTEST:

/s/ Donald Robson
Donald Robson
Secretary

Coldwater Creek Inc.,
an Idaho corporation

	By:	/s/ Dennis C. Pence
Dennis C. Pence
President and Chief Executive Officer

ATTEST:

/s/ Donald Robson
Donald Robson
Secretary

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CERTIFICATE OF SECRETARY
OF
COLDWATER CREEK INC.,
A DELAWARE CORPORATION

I, Donald Robson, the Secretary of Coldwater Creek, Inc., a Delaware corporation (the “Corporation”), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly approved and adopted by the stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 26th day of March, 1996.

/s/ Donald Robson
Donald Robson
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/22/1996
960342664 – 2585264

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COLDWATER CREEK INC.

(Pursuant to Sections 242, 245 and 228 of

the Delaware General Corporation Law)

Coldwater Creek Inc., (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”)

FIRST.   The name of the corporation is Coldwater Creek Inc. (the “Corporation”). The Corporation was originally incorporated in Delaware on March 1, 1996.

SECOND.   The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.          (a)              The Corporation is authorized to issue 16,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	15,000,000	$0.01
Preferred Stock	1,000,000	$0.01
TOTAL:	16,000,000

(b)           The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of two-thirds of the total number of Directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

SIXTH.                  (a)          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

(b)           Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, or by the Chairman, the Vice Chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 nor more than 60 days’ written notice. The request shall be sent to the Chairman, Vice Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

(c)           Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

SEVENTH.           (a)            The number of Directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to this Article SEVENTH.

(b)           The Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1999, each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998, and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1997. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c)           In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his early resignation, removal from office or death, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equally as possible.

(d)           Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of a majority of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(e)           Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

EIGHTH.                (a)           1.          In addition to any affirmative vote required by law, any Business Combination (as hereinafter defined) shall require the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class (for purposes of this Article EIGHTH, the “Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

2.             The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

(A)          any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

(B)           any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than 5% of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(C)           the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than 5% of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(D)          the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(E)           any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

(b)           The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

(c)           For the purposes of this Article EIGHTH:

1.             A “person” shall mean any individual, firm, corporation or other entity.

2.             “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

(A)          is or was, at any time within two years prior thereto, the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares, or

(B)           is an Affiliate or Associate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares, or

(C)           is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3.             A “person” shall be the “beneficial owner” of any Voting Shares

(A)            which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

(B)            which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

(C)            which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

4.               The outstanding Voting Shares shall include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

5.               “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Amended and Restated Certificate of Incorporation (the “Exchange Act”).

6.               “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d)           A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c), or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than 5% of the total assets of the Corporation.

(e)           Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f)            Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

NINTH.   This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH.   A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived any improper personal benefit.  If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President of the Corporation this 22nd day of November, 1996.

COLDWATER CREEK INC.

By:	/s/ Dennis C. Pence
Dennis C. Pence
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/18/2000
001420093 – 2585264

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COLDWATER CREEK INC.
a Delaware corporation

Coldwater Creek Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:                                    The name of the corporation is Coldwater Creek Inc. (the “Corporation”). The Corporation was originally incorporated on March 1, 1996 pursuant to the General Corporation Law of the State of Delaware. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 22, 1996 (the “Certificate of Incorporation”);

SECOND:                    Pursuant to unanimous written consent of the board of directors of the Corporation dated July 10, 2000, whereby the directors of the Corporation adopted resolutions approving and declaring advisable the following amendment to the Certificate of Incorporation (the “Amendment”);

THIRD:                                 The Amendment was duly adopted and approved in accordance with the provisions of Section 228 of the Delaware General Corporation Law by the required vote of the stockholders of the Corporation pursuant to a Special Meeting of the Stockholders of the Corporation; and

FOURTH:                     That the Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law;

BE IT RESOLVED, that Article FOURTH, Subsection (a) of the Certificate of Incorporation be amended to read in its entirety as follows:

FOURTH.                                 (a)          The Corporation is authorized to issue 61,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	60,000,000	$0.01
Preferred Stock	1,000,000	$0.01
TOTAL:	61,000,000

1

IN WITNESS WHEREOF, Coldwater Creek Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its President and Assistant Secretary this 9th day of August, 2000.

			By:	/s/ Dennis Pence
				Name:	Dennis Pence
				Title:	President, CEO, and Chairman of Board

ATTEST:

By:	/s/ Don Robson
	Name:	Don Robson
	Title:	Vice President and Chief Financial Officer

2

State of Delaware Secretary of State Division of Corporations Delivered 05:17 PM 12/08/2004 FILED 04:34 PM 12/08/2004 SRV 040886541 – 2585264 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COLDWATER CREEK INC.

(Pursuant to Section 242)

Coldwater Creek Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:                                                         The name of the corporation is Coldwater Creek Inc. (the “Corporation”). The Corporation was originally incorporated on March 1, 1996 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 22, 1996 (the “Certificate of Incorporation”). A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about August 9, 2000.

SECOND:                                          That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the “Amendment”) in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:                                                     The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at a Special Meeting of the stockholders of the Corporation.

FOURTH:                                         That the Corporation’s Certificate of Incorporation is hereby amended as provided herein. Article FOURTH, subsection (a) shall be deleted in its entirety and replaced with the following:

FOURTH.                                           (a)  The Corporation is authorized to issue 151,000,000 shares of capital stock, par value $0.01 per share. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value per Share
Common Stock	150,000,000	$0.01
Preferred Stock	1,000,000	$0.01
TOTAL:	151,000,000

FIFTH:                                                        Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

*   *   *   *   *   *   *

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this 8th day of December 2004.

Coldwater Creek Inc.

/s/ Melvin Dick
Melvin Dick
Executive Vice President and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:29 PM 06/13/2006
FILED 06:57 PM 06/13/2006
SRV 060571913 – 2585264 FILE

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COLDWATER CREEK INC.

(Pursuant to Section 242)

Coldwater Creek Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:                                                           The name of the corporation is Coldwater Creek Inc. (the “Corporation”). The Corporation was originally incorporated on March 1, 1996 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 22, 1996 (the “Certificate of Incorporation”).  A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about August 18, 2000. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about December 8, 2004.

SECOND:                                            That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the “Amendment”) in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:                                                       The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at the Annual Meeting of the Stockholders of the Corporation.

FOURTH:                                           That the Corporation’s Certificate of Incorporation is hereby amended as provided herein. Article FOURTH, subsection (a) shall be deleted in its entirety and replaced with the following:

FOURTH.                                           (a)   The Corporation is authorized to issue 301,000,000 shares of capital stock, par value $0.01 per share. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value per Share
Common Stock	300,000,000	$0.01
Preferred Stock	1,000,000	$0.01
TOTAL:	301,000,000

FIFTH:                                                          Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

*   *   *   *   *   *   *

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this 13th day of June 2006.

Coldwater Creek Inc.

/s/ Georgin Shonk Simmons
Georgin Shonk Simmons
President and Chief Merchandising Officer